UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2003

INTERNAP NETWORK SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27265 (Commission file number)	91-2145721 (I.R.S. Employer Identification Number)

250 Williams Street, Atlanta, GA 30303

(Address of principal executive offices, including zip code)

(404) 302-9700

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure

Effective July 29, 2003, the Company’s Board of Directors appointed Charles B. Coe and James P. DeBlasio as members of its Board of Directors. Mr. Coe will serve as a Class I director, with his term expiring at the 2006 Annual Meeting of Stockholders. Mr. DeBlasio will serve as a Class II director, with his term expiring at the 2004 Annual Meeting of Stockholders.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated July 29, 2003

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Internap Network Services Corporation (Registrant)

Date: July 30, 2003	By:	/s/ WALTER G. DESOCIO
Walter G. DeSocio Vice President—Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 29, 2003